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SELL ORDER TRANSACTIONS

Offer to Purchase for Cash

by

AB ELECTROLUX

One in every 20 Shares of its Common Stock,
Including Shares represented by American Depositary Shares ("ADSs")
(together with 20 Rights or 20 ADS Rights
for each Share or ADS tendered, respectively)
At a Redemption Price of SEK 400 per ADS,
SEK 200 per Class A Share and SEK 200 per Class B Share

CAPITALIZED TERMS USED HEREIN, AND NOT OTHERWISE DEFINED HEREIN, SHALL HAVE THE MEANING ASCRIBED THERETO IN AB ELECTROLUX'S OFFER TO PURCHASE, DATED MAY 4, 2004

  Introduction

        In connection with the offer by AB Electrolux, a company organized under the laws of Sweden (the "Company"), to redeem for cash one in every 20 Shares of its common stock, including Underlying Shares represented by ADSs, the Company distributed, on April 28, 2004, (i) one Class A Right for each outstanding Class A Share to all holders of Class A Shares who were holders of record on April 26, 2004, (ii) one Class B Right for each outstanding Class B Share to all holders of Class B Shares who were holders of record on April 26, 2004 (Class A Rights and Class B Rights, together "Rights"), and (iii) one ADS Right for each outstanding ADS to all holders of ADSs who were holders of record on April 26, 2004. As described in the Company's Offer to Purchase, dated May 4, 2004, 20 Rights distributed in respect of Shares of the same class as that Right, other than Underlying Shares represented by ADSs, will entitle the holder thereof to tender for redemption, for cash one Share of that class, other than an Underlying Share represented by an ADS, from such holder at the Share Redemption Price. For the first 50 shares tendered, holders will be entitled to use either Class A Rights or Class B Rights. Similarly, 20 ADS Rights will entitle the holder thereof to tender for redemption, for cash one ADS from such holder at the ADS Redemption Price. Rights will be listed for trading on the Stockholm Stock Exchange from May 4, 2004 through May 26, 2004 under the symbols "ELUX SRA" and "ELUX SRB", and ADS Rights will be listed for trading on NASDAQ from May 4, 2004 through June 1, 2004 under the symbol "ELUXR". Holders of Rights and ADS Rights may therefore sell such Rights or ADS Rights on the Stockholm Stock Exchange or NASDAQ, respectively.

        The Company has made the following arrangements to enable each beneficial owner of ADS Rights or Rights ("U.S. Shareholders") to sell (a "Sell Order Transaction"), free of broker fees, up to (i) 1,000 Class A Rights or (ii) 1,000 Class B Rights or (iii) 500 ADS Rights (or any combination of Class A Rights and Class B Rights totaling not more than 1,000 Rights).

  Terms and Conditions of, and Procedures for, Effecting Sell Order Transactions.

        To effect a Sell Order Transaction, a U.S. Shareholder must (i) properly complete and duly execute this Sell Order Transaction form or a copy thereof, and (ii) deliver it to the Depositary, together with ADS Rights certificates evidencing the ADS Rights to be sold hereunder or the shareholder's account number with VPC AB (the "VPC" and the "VP-account"), where the Rights to be sold hereunder are registered. This Sell Order Transaction form must be received by the Depositary at one of its addresses set forth on the back cover of the Offer to Purchase on or before 4:00 p.m., New York City time on May 19, 2004. As indicated below, a selling holder must state on the Sell Order Transaction form, among other things, the number of (i) Class A Rights or (ii) Class B Rights or

(iii) ADS Rights that the selling holder authorizes and instructs are to be sold on his or her behalf in a Sell Order Transaction.

        The Depositary will deliver each Sell Order Transaction form that it receives to the Company (or the Company's duly appointed agent), on or before 5:30 p.m., New York City time on the business day following the day on which such form is received by the Depositary. As soon as practicable thereafter, the Company will (i) in the case of ADS Rights, deliver each such Sell Order Transaction form to an appointed broker-dealer who, pursuant to the instructions and authorization set forth herein, will effect the sale on NASDAQ of that number of ADS Rights specified in the Sell Order Transaction form on behalf of the selling U.S. Shareholder who completed and executed the form and (ii) in the case of Rights, effect the sale on the Stockholm Stock Exchange through a Swedish broker of that number of Rights specified on the Sell Order Transaction form on behalf of the U.S. Shareholder who executed such form. All broker fees arising in connection with all Sell Order Transactions will be borne by the Company. The proceeds ("ADS Rights Proceeds") from the sale of all ADS Rights in Sell Order Transactions on NASDAQ will be held in an account for the benefit of the selling holders. The proceeds of the sale of all Rights (the "Proceeds") in Sell Order Transactions on behalf of U.S. Shareholders on the Stockholm Stock Exchange will be made in Swedish kronor and paid on June 3, 2004 (i) to a bank account linked to the shareholder's VP-account; or if no bank account is linked to the shareholder's VP-account (ii) by way of a check in Swedish kronor mailed to the address registered with the VPC; or in the case of nominee-registered shareholders (iii) by way of the normal procedures already established with such nominee. All payments will be made net of any Swedish withholding tax.

        As consideration for the sale of each ADS Right in a Sell Order Transaction, each selling holder will be paid, on or about June 11, 2004, a U.S. dollar amount equal to (i) the ADS Rights Proceeds, divided by (ii) the total number of all ADS Rights sold in Sell Order Transactions. Therefore, the same amount for each ADS Right sold in a Sell Order Transaction will be paid to each selling holder.

        U.S. Shareholders may deliver not more than one Sell Order Transaction form in order to effect Sell Order Transactions in respect of ADS Rights or Rights. No beneficial owner may sell a total of more than (i) 1,000 Class A Rights or (ii) 1,000 Class B Rights or (iii) 500 ADS Rights (or any combination of Class A Rights and Class B Rights totaling not more than 1,000 Rights) in a Sell Order Transaction effected by such owner. Sell Order Transaction forms completed by U.S. Shareholders must be received by the Depositary no later than 4:00 p.m., New York City time on May 19, 2004. Sell Order Transactions forms, and the instructions and authorization set forth therein, may not be withdrawn after they have been delivered to the Depositary.

*    *    *    *

        In order to effect a Sell Order Transaction, U.S. Shareholders must properly complete the following items (including the Substitute Form W-9 set forth in Section B below), and sign this form where indicated below. If selling Rights in a Sell Order Transaction, this form must contain the VP-account number where such Rights are registered. If selling ADS Rights in a Sell Order Transaction, the ADS Rights certificates representing such ADS Rights must be submitted herewith.

        The undersigned hereby certifies that the undersigned is (a) the beneficial owner of the ADS Rights or Rights to be sold hereunder, and has not and will not seek to effect the sale of more than (i) 1,000 Class A Rights or (ii) 1,000 Class B Rights or (iii) 500 ADS Rights (or any combination of Class A Rights and Class B Rights totaling not more than 1,000 Rights) or (b) a nominee effecting Sell Order Transactions in respect of the ADS Rights or Rights to be sold hereunder on behalf of the beneficial owners of such ADS Rights or Rights, and that no more than (i) 1,000 Class A Rights or (ii) 1,000 Class B Rights or (iii) 500 ADS (or any combination of Class A Rights and Class B Rights totaling not more than 1,000 Rights) are being sold hereunder on behalf of any one such beneficial owner. The undersigned hereby instructs and authorizes the Company (or the Company's duly appointed agents) to effect the sale of ADS Rights or Rights specified below on behalf of the undersigned in a Sell Order Transaction pursuant to the terms and conditions set forth herein:

        Section A: Complete this Section to Sell ADS Rights and/or Rights in a Sell Order Transaction

1.
Number of ADS Rights to be sold for the account of the undersigned in a Sell Order Transaction:

(Number)
2.
(a) Number of Class B Rights to be sold for the account of the undersigned in a Sell Order Transaction:

(Number)
2.
(b) Number of Class A Rights to be sold for the account of the undersigned in a Sell Order Transaction:

(Number)
3.
VP-account number in which the Rights being sold in a Sell Order Transaction are registered:

    VP-account number:

    0 0 0    -             -

    (Note: If the above VP Account is a so-called transfer account, please ask your bank to re-register it as soon as possible.

4.
Name, address and signature of selling holder:

Name:	(Beneficial owner or nominee, as applicable)
Address:
Area Code and Telephone Number:
Signature:

        Note: A check for the proceeds of the foregoing ADS Rights sold pursuant to this Sell Order Transaction form will be mailed to the selling holder at the above stated address on or about June 11, 2004. Payment of the proceeds of the foregoing Rights sold pursuant to this Sell Order Transactions form will be paid on June 3, 2004 (i) to a bank account linked to the shareholder's VP-account; or if no bank account is linked to the shareholder's VP-account (ii) by way of a check in Swedish kronor mailed to the address registered with the VPC; or in the case of nominee-registered shareholders (iii) by way of the normal procedures already established with such nominee.

        Note: If the number of ADS Rights being sold hereunder is less than the number of ADS Rights represented by the ADS Rights certificate(s) submitted herewith, then a new ADS Rights certificate for the remainder of the ADS Rights evidenced by the old ADS Rights certificate(s) will be sent to the selling holder of the ADS Rights sold hereunder at the above stated address.

        Section B: To be completed in order to effect a Sell Order Transaction

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer's Request for Taxpayer Identification Number (TIN) and Certification	Part I Taxpayer Identification Number. For all accounts, enter your name and taxpayer identification number in the box at right. (For most individuals, this is your social security number. If you do not have a number, see "Obtaining a Number" in the enclosed Guidelines.) Certify by signing and dating below.

Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine which number to give the payer.	Name AND Social security number OR Employer identification number (If awaiting TIN write "Applied For")
Part II For Payees Exempt from Backup Withholding, write "Exempt" in this section and sign and date below. See the enclosed Guidelines and complete as instructed therein.
Certification Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions    You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
(Also see instructions in the enclosed Guidelines.)
SIGNATURE: DATE: , 2004
NOTE:
FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE IRS AND BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THIS OFFER. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.
NOTE:
IF YOU ARE AWAITING A TAXPAYER IDENTIFICATION NUMBER, BACKUP WITHHOLDING OF 28% WILL BE IMPOSED ON ANY PAYMENTS MADE TO YOU PURSUANT TO THIS OFFER UNLESS YOU PROVIDE YOUR TIN TO THE PAYER PRIOR TO THE DATE ANY SUCH PAYMENT IS TO BE MADE.

GUIDELINES FOR CERTIFICATION OF TAXPAYER
IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer.—Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

For this type of account		Give the NAME and SOCIAL SECURITY number of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
5.	Sole proprietorship	The owner(3)

For this type of account:		Give the NAME and EMPLOYER IDENTIFICATION number of:
6.	Sole proprietorship or single-owner LLC	The owner(3)
7.	A valid trust, estate, or pension trust	The legal entity(4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization account	The organization
10.	Partnership	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agriculture program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

        Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER
IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card (for individuals), at the local Social Security Administration office, or obtain Form W-7, Application for IRS Individual Taxpayer Identification Number (for resident aliens who are not eligible for a social security number) or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), by calling 1 (800) TAX-FORM (1-800-829-3676) or from the IRS's web site at www.irs.gov, and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from withholding include:

  •
  An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

  •
  The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

  •
  An international organization or any agency or instrumentality thereof.

  •
  A foreign government and any political subdivision, agency or instrumentality thereof.

        Payees that may be exempt from backup withholding include:

  •
  A corporation.

  •
  A financial institution.

  •
  A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

  •
  A real estate investment trust.

  •
  A common trust fund operated by a bank under Section 584(a).

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  •
  A middleman known in the investment community as a nominee or a custodian.

  •
  A futures commission merchant registered with the Commodity Futures Trading Commission.

  •
  A foreign central bank of issue.

  •
  A trust exempt from tax under Section 664 or described in Section 4947.

        Payments of dividends and patronage dividends generally exempt from backup withholding include:

  •
  Payments to nonresident aliens subject to withholding under Section 1441.

  •
  Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

  •
  Payments of patronage dividends not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Section 404(k) payments made by an ESOP.

        Payments of interest generally exempt from backup withholding include:

  •
  Payments of interest on obligations issued by individuals.

        Note: You may be subject to backup withholding if this interest in the course of your trade or business is $600 or more and you have not provided your correct taxpayer identification number to the payer.

  •
  Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

  •
  Payments described in Section 6049(b)(5) to non resident aliens.

  •
  Payments on tax-free covenant bonds under Section 1451.

  •
  Payments made by certain foreign organizations.

        Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

        EXEMPT PAYEES DESCRIBED ABOVE MUST FILE FORM W-9 OR A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

        Privacy Act Notice.—Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers may also disclose this information to other countries under a tax treaty or to federal and state agencies to enforce federal non-tax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)
Failure to Furnish Taxpayer Identification Number—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)
Civil Penalty for False Information with Respect to Withholding—If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)
Criminal Penalty for Falsifying Information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)
Misuse of Taxpayer Identification Number—If the payer discloses or uses taxpayer identification numbers in violation of federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

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